UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2021

VITALITY BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Avenue of the Stars, 2nd Floor Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	VBIO	OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

Resumption of trading on the OTCQB

On March 9, 2021, the Financial Industry Regulatory Authority (“FINRA”) processed a Form 211 application relating to the initiation of priced quotations of the common stock of Vitality Biopharma, Inc. (the “Company”). FINRA’s processing of a Form 211 in no way constitutes FINRA’s approval of the Company’s common stock, the Company or the Company’s business and relates solely to the submitting broker-dealer’s obligation to comply with FINRA Rule 6432 and Rule 15c2-11 promulgated under the Securities Exchange Act of 1934, as amended, when quoting a security. As of March 10, 2021, the Company’s common stock was quoted on the OTC Link ATS. The Company has not yet obtained Depository Trust Company eligibility for the Company’s common stock but expects to do so in the near future. The Company’s common stock had been trading with limited liquidity on the grey market since November 21, 2018. Grey market stocks are not traded or quoted on an exchange or inter-dealer quotation system, but are reported by broker-dealers to their self-regulatory organization who, in turn, distribute the trade data to market data vendors and financial websites.

The information in this Item 8.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITALITY BIOPHARMA, INC.

Dated: March 12, 2021	By:	/s/ Michael Cavanaugh
	Name:	Michael Cavanaugh
	Title:	Chief Executive Officer